Exhibit 10.17

101 HARTWELL AVENUE
LEXINGTON, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	August 6, 2010

Tenant:	T2 Biosystems, Inc., a Delaware corporation

Tenant’s Mailing Address Prior to Occupancy:	286 Cardinal Medeiros Avenue Cambridge, MA 02141

Landlord:	King 101 Hartwell LLC, a Massachusetts limited liability company

Building:

101 Hartwell Avenue, Lexington, Massachusetts. The Building consists of approximately 41,269 rentable square feet. The land on which the Building is located (the “Land”) is more particularly described in Exhibit 2 attached hereto and made a part hereof (such land, together with the Building, are hereinafter collectively referred to as the “Property”).

Premises:

Approximately Twenty Thousand One Hundred Thirty-Five (20,135) rentable square feet of space in the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”).

Term Commencement Date:

The date on which Landlord delivers exclusive possession of the Premises to Tenant in the condition required by Section 3.1 below, with Landlord’s Work substantially complete. The Term Commencement Date is estimated to occur on or about January 1, 2011.

Rent Commencement Date:

Subject to Section 3.6, the date on which Landlord delivers exclusive possession of the Premises to Tenant in the condition required by Section 3.1 below, with Landlord’s Work substantially complete; provided, however, if there are any Tenant Delays, the Rent Commencement Date shall occur on the date on which Landlord would have delivered exclusive possession of the Premises to Tenant in such condition but for any Tenant Delays.

Expiration Date:	Unless earlier extended or terminated pursuant to the terms hereof, the last day of the fifth (5th) Rent Year (hereinafter defined)

Extension Term:	Subject to Section 1.2 below, one (1) extension term of two (2) years.

Permitted Uses:

Subject to Legal Requirements, general office, research, development and laboratory use, including without limitation a BL-2 laboratory for diagnosing blood and other human products, a radiation lab, and other ancillary uses related to the foregoing.

1

Base Rent:	RENT YEAR(1)	ANNUAL BASE RENT	MONTHLY PAYMENT
	1	$520,000.00	$43,333.33
	2	$540,000.00	$45,000.00
	3	$560,000.00	$46,666.67
	4	$580,000.00	$48,333.33
	5	$600,000.00	$50,000.00

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Share:

A fraction, the numerator of which is the number of rentable square feet in the Premises, and the denominator of which is the number of rentable square feet in the Building. As of the Execution Date, Tenant’s Share is 48.79%

Security Deposit/ Letter of Credit:	$400,000.00

EXHIBIT 1	LEASE PLAN
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	LANDLORD’S WORK
EXHIBIT 3A	EXTERIOR WORK
EXHIBIT 4	SITE PLAN
EXHIBIT 5	FORM OF LETTER OF CREDIT
EXHIBIT 6	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 6A	LIST OF ENVIRONMENTAL REPORTS
EXHIBIT 7	RULES AND REGULATIONS
EXHIBIT 8	LANDLORD’S SERVICES

(1) For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Commencement Date and ending on the fast day of the month in which the first (lst) anniversary of the Commencement Date occurs; provided, however, that if the Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall expire on the day immediately preceding the first (lst) anniversary of the Commencement Date. Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease,

2

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1.                                      LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1                               Lease Grant.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and the Extension Term, if duly exercised, are hereinafter collectively referred to as the “Term”).

1.2                               Extension Term.

(a)                                 Provided (i) Tenant, an Affiliated Entity (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default has occurred (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Term for one (1) additional term of two (2) years (the “Extension Term”), commencing as of the expiration of the Initial Term. Tenant must exercise such option to extend by giving Landlord written notice (the “Extension Notice”) on or before the date that is nine (9) months prior to the expiration of the then-current term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises and Tenant shall have no further right to extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b)                                 The Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the Lexington/Bedford area of equivalent quality, size, utility and location, with the length of the Extension Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term, Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c)                                  If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least five (5) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

1.3                               No recording.  Tenant shall not record this Lease or any portion hereof, a memorandum of this Lease and/or a notice of this Lease.

1.4                               Appurtenant Rights.

(a)                                 Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) common rooftop areas within which the Rooftop Premises (hereinafter defined) are located and other common rooftop areas necessary for access thereto, and (ii) areas designated by Landlord for common use of the tenants of the Building which areas are exterior to the Building but within the Land, such as landscaped areas, parking areas, driveways and walkways necessary for access to the Premises; and no other appurtenant rights or easements.

(b)                                 Parking. During the Term, Landlord shall, subject to the terms hereof, make available four parking spaces per 1,000 rentable square feet of the Premises for Tenant’s use in the parking areas serving the Building. The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces.”  The number of Parking Spaces as of the Execution Date is eighty (80). Other than with respect to ten (10) Parking Spaces that Landlord shall designate as being reserved for Tenant’s visitors, which spaces are more particularly shown on the site plan attached hereto as Exhibit 4 and made a part hereof (the “Site Plan”), Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or to a Successor (hereinafter defined), an Affiliated Entity (hereinafter defined) or a transferee pursuant to an approved Transfer under Section 13 of this Lease. Said Parking Spaces will be on an unassigned, non-reserved basis, and shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time.

(c)                                  Dumpster. During the Term, Tenant shall have the right, at Tenant’s sole cost and expense, to use, maintain and replace a dumpster or trash compactor reasonably approved by

Landlord, which dumpster or trash compactor shall be located as shown on the Site Plan, Such dumpster or trash compactor shall be dedicated to Tenant’s exclusive use for trash and garbage. In no event shall any Hazardous Materials (including without limitation any biohazards) be placed in such dumpster or trash compactor. Tenant shall cause any such dumpster to be emptied by a reputable trash removal company reasonably approved by Landlord on a weekly basis or more frequently if reasonably necessary. Tenant shall cause any such trash compactor to be emptied, as necessary, by a reputable trash removal company reasonably approved by Landlord.

(d)                                 Rooftop Premises. During the Term, Tenant shall have the right to use a portion of the rooftop of the Building designated by Landlord (the “Rooftop Premises”) for (i) certain equipment purchased and installed by Landlord as part of Landlord’s Work (the “Provided Rooftop Equipment”) and (ii) the installation of certain equipment approved by Landlord and purchased and installed by Tenant in accordance with Section 11 (“Tenant’s Additional Rooftop Equipment” and collectively with the Provided Rooftop Equipment, as the same may be modified, altered or replaced during the Term, is collectively referred to herein as “Tenant’s Rooftop Equipment”). Landlord’s approval of Tenant’s Additional Rooftop Equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord on the roof; (ii) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner; (iii) shall be adequately screened so as to minimize the visibility of such equipment; and (iv) shall be adequately sound-proofed to meet all Legal Requirements. Tenant shall not install or operate Tenant’s Additional Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to Tenant’s Additional Rooftop Equipment. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Rooftop Equipment and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Additional Rooftop Equipment and/or the replacement and/or removal of Tenant’s Rooftop Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Additional Rooftop Equipment. If any of Tenant’s Work on the roof of the Building, including without limitation the installation of Tenant’s Additional Rooftop Equipment and the maintenance, repair or replacement of Tenant’s Rooftop Equipment, damages the roof or invalidates or adversely affects any warranty, Tenant shall be fully responsible for the cost of repairs (and any subsequent repairs to the roof to the extent that any warranty is invalidated or adversely affected); it being acknowledged and agreed that, notwithstanding anything to the contrary contained herein, Landlord’s waiver contained in Section 14.5 below shall not apply to the cost of any such repairs. In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Additional Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease operation of Tenant’s Additional Rooftop Equipment and cause testing thereof to occur after normal business hours (hereinafter defined). In the event that at any time during the Term, Landlord determines, in its sole but bona fide business judgment, that, as a result of the misuse of the Provided Rooftop Equipment by any of the Tenant Parties or the failure of Tenant to maintain the Provided Rooftop Equipment in good order, condition and repair, the operation and/or periodic testing of the Provided Rooftop Equipment interferes with the operation of the Building or the business operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease operation of the Provided Rooftop Equipment and cause testing thereof to occur after normal business hours (hereinafter defined). Tenant shall have the right to access the Rooftop Premises and shall maintain an access log which shall list all Tenant Parties who access the roof, the dates and times of such access, and the purpose therefor.

1.5                               Tenant’s Access.

(a)                                 From and after the Term Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease and matters of record.

(b)                                 Subject to Section 11, Tenant shall have the right to access the Premises, at Tenant’s sole risk, after December 10, 2010 but prior to the Term Commencement Date for purposes of moving Tenant’s Property (hereinafter defined) into the Premises, subject to reasonable coordination with Landlord to ensure that such moving in will not interfere with inspections of Landlord’s Work and does not materially interfere with the preparation for or performance of Landlord’s Work (hereinafter defined). Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.5(b), provide Landlord with certificates of insurance evidencing that the insurance required in Section 14 hereof is in full force and effect and covering any person or entity entering the Building. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Premises prior to the Term Commencement Date as provided under this Section 1.5(b). Tenant shall coordinate any access to the Premises prior to the Term Commencement Date with Landlord’s designee.

1.6                               Exclusions.  The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.4(a) above.

2.                                      RIGHTS RESERVED TO LANDLORD

2.1                               Additions and Alterations.  Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas (but for purposes of this Section 2.1 expressly excluding the Premises) as it may deem necessary or desirable, provided, however, that there be no material obstruction of access to, or material interference with the use and enjoyment of, the Premises by Tenant. If any such changes, alterations, additions, improvements, repairs or replacements affect the entrance to the Premises, Landlord shall provide Tenant with as much advance notice as reasonably practicable; provided, however, that no notice shall be required in the event of an emergency. Subject to the foregoing provisions of this Section 2.1, Landlord expressly reserves the right to temporarily close any portion, of the Common Areas for the purposes of making repairs or changes thereto.

2.2                               Additions to the Property.  Upon reasonable prior written notice to Tenant (except that no notice shall be required in an emergency), Landlord may at any time or from time to time construct additional improvements in all or any part of the Property outside of the Premises, including, without limitation, adding additional buildings or changing the location or arrangement of any improvement in or on the Property or all or any part of the Common Areas, or add or deduct any land to or from the Property; provided that in connection with the exercise of the foregoing reserved rights, there shall be no material increase in Tenant’s obligations (including without limitation Operating Costs or Taxes charged to Tenant under Section 5) or material interference with Tenant’s rights under this Lease, including, without limitation, with Tenant’s access to or use and enjoyment of the Premises.

2.3                               Name and Address of Building.  Landlord reserves the right at any time and from time to time to change the name or address of the Building and/or the Property, provided Landlord gives

Tenant at least twelve (12) months’ prior written notice thereof.

2.4                               Landlord’s Access.  Subject to the terms hereof; Tenant shall (a) upon as much advance notice as is practical under the circumstances, and in any event at least two (2) business days’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their agents, employees and contractors, to have reasonable access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including, without limitation, sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), accessing the Building electrical room and the internal ladder to the Building’s roof hatch, or exercising any right reserved to Landlord under this Lease (including without limitation the right to take upon or through, all necessary materials, tools and equipment); (b) upon as much advance notice as is practical under the circumstances, and in any event at least two (2) business days’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord, any Mortgagee and any other occupant of the Building (so long as such occupant shall be accompanied by a representative of Landlord), and their agents, employees and contractors, to have reasonable access to the Premises at all reasonable hours for the purposes of accessing the internal ladder to the Building’s roof hatch; (c) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday — Friday 8 A.M. - 6 P.M., Saturday 8 A.M. — 1 P.M., excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and during the last nine (9) months of the Term, prospective tenants; and (d) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments. Tenant shall have the right to have a representative present during any such access pursuant to this Section 2.4. Landlord and any other party accessing the Premises pursuant to this Section 2.4 shall be required to comply with Tenant’s reasonable security and safety protocols of which Landlord has received reasonable prior notice, provided in no event shall such protocols prohibit access to any portion of the Premises. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with unusually fragile, vulnerable or sensitive property and equipment.

2.5                               Pipes, Ducts and Conduits.  Tenant shall permit Landlord to use, maintain and relocate the pipes, ducts and conduits located as of the Term Commencement Date in and through the Premises. Landlord shall use all commercially reasonable efforts to avoid the need to erect new pipes, ducts and conduits in the Premises, but if Landlord determines that it is necessary to erect the same, Landlord shall permit Landlord to erect, use, maintain and relocate new pipes, ducts and conduits in and through the Premises provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6                               Minimize Interference.  Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of the foregoing rights under this Section 2. In connection with the exercise of Landlord’s rights set forth in this Section 2, (i) Landlord shall promptly return the Premises to broom-clean condition following the completion of any work conducted in the Premises; (ii) subject to Section 14.5 below, Landlord shall be responsible for the prompt and complete repair of any damage caused to the Premises as a result of Landlord’s exercise of its rights in this Section 2, and (iii) the provisions of Section 5.6 shall specifically apply.

3.                                      CONDITION OF PREMISES; CONSTRUCTION.

3.1                               Condition of Premises.  Landlord shall deliver the Premises to Tenant in broom-clean condition with the Landlord’s Work substantially complete, the Building roof and structure (including without limitation exterior windows), Common Areas, and mechanical, electrical, plumbing, HVAC and life/safety systems serving the Building, and equipment provided by Landlord in good working order, condition and repair. Subject to the foregoing and Section 3.5 below, and subject further to Landlord’s obligation to perform Landlord’s Work (hereinafter defined), Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

3.2                                    Landlord’s Work.

(a)                                 Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”) and subject to any act or omission by Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work, and with respect to which Landlord has provided Tenant with written notice that such act or omission is likely to result in an actual delay, and within five (5) days after its receipt of such notice Tenant has failed to alter its actions in such a manner as to avoid the actual delay in the performance of Landlord’s Work, (a “Tenant Delay”), Landlord, at Landlord’s sole cost and expense, shall diligently perform the work (“Landlord’s Work”) more particularly described in Exhibit 3 attached hereto and will substantially complete Landlord’s Work prior to the Term Commencement Date. Landlord’s Work will be deemed substantially complete if it is complete except for Punchlist Items (hereinafter defined). After completion of Landlord’s Work, Landlord shall provide Tenant with “as built” drawings of Landlord’s Work (in CAD format and one paper set).

(b)                                 Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which approval shall not be unreasonably withheld) change proposals to increase the scope of Landlord’s Work (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within three (3) business days after the submission thereof by Tenant (unless Landlord has previously advised Tenant that a longer time period for such response is reasonably necessary due to the nature and scope of the Change Proposal, together with Landlord’s good faith estimate as to the amount of additional time that will be necessary, or the fact that the information provided by Tenant in the Change Proposal is insufficient for the purposes of enabling Landlord to make the determination set forth herein), and if approved by Landlord, advising Tenant of any anticipated increase in costs associated with such Change Proposal (“Anticipated Costs”), as well as an estimate of any delay which would likely result in the completion of Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) business days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) business day period, such Change Proposal shall be deemed withdrawn. If Tenant approves Landlord’s Change Order Response, then (a) such Change Proposal shall be deemed a “Change Order” hereunder, (b) Tenant shall reimburse Landlord for the actual increase in costs associated with the Change Order within thirty (30) days after demand therefor, as Additional Rent, provided, however, that in the event that the Anticipated Costs associated with such Change Order, when added to the costs of previously approved Change Proposals, exceeds Ten Thousand

Dollars ($10,000) (the “Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent, at the time that Tenant approves Landlord’s Change Order Response, the Anticipated Costs in excess of the Maximum Amount, (c) any delay in the substantial completion of Landlord’s Work due to such Change Order shall be deemed a Tenant Delay, and (d) Landlord shall perform the work described in the Change Order as part of Landlord’s Work on all the terms and conditions applicable to Landlord’s Work except as expressly set forth herein with respect to Tenant’s payment obligation.

3.3                                    Punchlist Items. Promptly following delivery of the Premises to Tenant with Landlord’s Work substantially complete, Landlord and Tenant shall inspect the Premises and mutually prepare a list (the “Punchlist”) of outstanding items which do not materially interfere with Tenant’s use and occupancy of the Premises but which need to be performed to complete Landlord’s Work (the “Punchlist Items”). Subject to Landlord’s Force Majeure and Tenant Delays, Landlord shall, unless otherwise specified on the Punchlist, complete all Punchlist Items at Landlord’s sole cost and expense within sixty (60) days of the date of the Punchlist.

3.4                                    Exterior Work. Subject to Landlord’s Force Majeure and Tenant Delays, Landlord, at Landlord’s sole cost and expense, shall diligently perform the work (“Exterior Work”) more particularly described in Exhibit 3A attached hereto. Landlord shall use commercially reasonable efforts to substantially complete the Exterior Work on or before May 31, 2011. From and after the Term Commencement Date, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the performance of the Exterior Work.

3.5                                    Landlord’s Warranty. Subject to the terms of this Section 3.5, Landlord warrants that the materials and workmanship comprising Landlord’s Work will be free from defects or deficiencies. Any portion of Landlord’s Work not conforming to the previous sentence may be considered defective. Landlord’s warranty excludes remedy for damage caused by abuse by any of the Tenant Parties or modifications not made by Landlord or any Landlord Party or improper or insufficient maintenance to the extent that such maintenance is not the responsibility of Landlord hereunder, it being understood and agreed that normal wear and tear and normal usage are not deemed defects or deficiencies. Landlord agrees that it shall, without cost to Tenant, correct any portion of Landlord’s Work which is found to be defective promptly following the date that Tenant gives Landlord written notice (a “Defect Notice”) of such defective condition, provided that the Defect Notice is delivered to Landlord on or before the date (the “Warranty Expiration Date”) that is ninety (90) days following the Term Commencement Date, time being of the essence. Landlord’s obligations under this Section 3.5 shall expire on the Warranty Expiration Date and be of no further force and effect except with respect to any defects or deficiencies in Landlord’s Work disclosed in any Defect Notice delivered before the Warranty Expiration Date. In addition to and notwithstanding the foregoing, Landlord hereby agrees, at no cost to Tenant, to enforce its warranties against any contractor performing any portion of Landlord’s Work.

3.6                               Delays.

(a)                                 Subject to Landlord’s Force Majeure and Tenant Delays, (i) if Landlord’s Work is not substantially complete on or before January 7, 2011, the Rent Commencement Date shall be delayed one (1) day for each one (1) day after such date that Landlord’s Work is not substantially complete, and (ii) if Landlord’s Work is not substantially complete on or before February 1, 2011, the Rent Commencement Date shall be delayed two (2) days for each one (1) day after such date that Landlord’s Work is not substantially complete. The remedies set forth in this Section 3.6 are Tenant’s sole and exclusive right and remedy based upon any delay in the performance of Landlord’s Work.

(b)                                 In the event that Landlord anticipates that Landlord’s Work may not be substantially complete by January 1, 2011 for reasons other than Landlord’s Force Majeure or Tenant

Delays, then at Landlord’s request Tenant shall use commercially reasonable efforts to determine if arrangements or alternative plans may be made or implemented so as to minimize the impact on Tenant of such delayed substantial completion, which efforts shall include exploring the possibility of remaining in Tenant’s current location beyond January 1, 2011 without penalty. If such arrangements or alternative plans may be implemented in a manner that reduces the cost to Tenant resulting from the delayed substantial completion of Landlord’s Work, then Landlord and Tenant shall negotiate in good faith appropriate modifications to Section 3.6(a) above.

3.7                               Wiring and Cabling Reimbursement. Within thirty (30) days after Landlord’s receipt of a reasonably detailed invoice from Tenant, Landlord shall reimburse Tenant for up to Twenty-Five Thousand Dollars ($25,000) of the reasonable out of pockets costs and expenses incurred by Tenant in connection with the purchase and installation of Tenant’s wiring and cabling in the Premises; provided, however, that such invoice must be delivered to Landlord no later than the date which is ninety (90) days after the Term Commencement Date.

4.                                      USE OF PREMISES

4.1                               Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.

4.2                               Prohibited Uses.

(a)                                 Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination laboratory, research and development and office building and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect (and Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, will cause any such impairment, interference, discomfort, inconvenience, annoyance or injury), or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions, laboratory odors or noises or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office, research, development and laboratory facility; or (v) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder (which initial insurance rates were set with due consideration for the Permitted Uses).

(b)                                                         With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as set forth in Section 12.2 below), trash, refuse or other articles (other than an access card reader installed in accordance with the terms hereof and a rug during inclement weather) in any vestibule or entry of the Premises, on the footwalks or corridors adjacent to the Premises or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; or (vi) except in connection with Alterations (hereinafter defined) approved by Landlord or the hanging of pictures, white boards and the like, cause or permit any hole to be drilled or made in any part of the Building.

5.                                      RENT; ADDITIONAL RENT

5.1                            Base Rent. Commencing on the Rent Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. The payment of Base Rent, additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall be prorated for any partial months based on a 365-day year. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2                               Operating Costs.

(a)                                 “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance of the Property or allocated to the Property, including without limitation any costs for utilities supplied to the Common Areas, any costs for repair and replacements, cleaning and maintenance of the Common Areas, related equipment, facilities, appurtenances and HVAC equipment and the Back-up Generator, the cost of personnel, including, without limitation, the property manager, if any, staff, office rentals, wages, unemployment taxes, social security taxes and benefits, personal property taxes and assessments, fees for required licenses and permits, the cost of Property inspections required by Legal Requirements, a management fee paid to Landlord’s property manager (which management fee shall not exceed four (4%) of gross revenues for the Property) and the costs of Landlord’s management office for the Property. Operating Costs shall not include Excluded Costs (hereinafter defined).

(b)                                 “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property and salaries of personnel above the grade of senior property manager; (iv) the cost of work done by any of the Landlord Parties for a particular tenant, including without limitation the costs of relocating a tenant or renovating or otherwise improving or decorating space for another tenant (which shall include without limitation the cost of utilities expended during any such renovation); (v) subject to Subsection 5.2(h) below, such portion of expenditures as are not properly chargeable against income; (vi) the costs of Landlord’s Work, repairing any defects in Landlord’s Work pursuant to Section 3.5 above, and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) electricity, telephone and other utility costs, including without limitation, water, for any portion of the Property other than the Common Areas; (ix) increases in premiums for insurance or increases in real estate taxes when such increase is caused by the use of the Building by Landlord or any other tenant of the Building; (x) maintenance, repair and replacement of capital items not a part of the Building or the Property; (xi) depreciation of the Building; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising, legal and other fees and costs incurred in procuring tenants and/or in selling the Property; (xiv) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs, replacements or maintenance to the extent covered by warranties, guaranties and service contracts (Landlord hereby agreeing to use commercially reasonable efforts to adjust insurance proceeds and enforce warranties, guaranties and service contracts); (xv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xvi) the proportionate share of the costs of any personnel not dedicated exclusively to the Property, (xvii) legal fees and expenses incurred in connection with enforcing leases with tenants in the Building; (xviii) costs and expenses arising from the negligence or willful misconduct of the Landlord Parties; (xix) subject to Section 15.1 regarding the insurance deductible, costs and expenses arising from a Casualty or Taking (as such terms are defined in Section 15); (xx) the cost of testing, remediation or removal, transportation or storage of Hazardous Materials (hereinafter defined) in the Building or on the Property required by Environmental Laws (hereinafter defined), provided however, that with respect to the testing, remediation or removal that may not be lawfully delayed beyond the Expiration Date of (A) any material or substance located in, on, at or under the Building or the Property on the Execution Date and which, as of the Execution Date, is not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, and (B) any material or substance located in, on, at or under the Building or the Property after the Execution Date and which, when placed in the Building or Property, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof may be included in Operating Costs, subject, however, to Section 5.2(h), to the extent that such cost is treated as a capital expenditure; (xxi) expense reserves; (xxii) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased, to the extent that such payments exceed the amount which otherwise could have been included in Operating Costs had Landlord purchased such equipment rather than leasing such equipment; and (xxiii) costs of repairs or alterations to the Building structural system, including without limitation costs of correcting defects in the design and construction of, or latent defects in, the Building.

(c)                                  “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item,

(d)                                 “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life (hereinafter defined), of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, where the initial principal balance is the cost of the capital item in question.

(e)                                  “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles.

(f)                                   Payment of Operating Costs. Tenant .shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs, Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year or part thereof during the term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may re-estimate Tenant’s Share of Operating Costs once each Rent Year and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each fiscal year. As of the Execution Date, the Property’s fiscal year is January 1 — December 31.

(g)                                  Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year, which statement shall include line-item detail consistently applied throughout the Term (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of Operating Costs actually inclined for such fiscal year, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder (provided, however, if Tenant cures any default prior to the expiration of applicable cure periods set forth in Section 20 below, then Tenant shall then be entitled to take such credit), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within sixty (60) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs. The provisions of this Section 5.2(g) shall survive the expiration or earlier termination of this Lease.

(h)                                 Capital Expenditures. If, during the Term, Landlord shall replace any capital items (collectively, “Capital Expenditures”) the total amount of which is properly capitalized in accordance with generally accepted accounting principles in effect at the time of such replacement or purchase, the price of such Capital Expenditure shall be excluded from Operating Costs. There shall nevertheless be included in such Operating Costs (and in Operating Costs for each succeeding fiscal year) the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such Capital Expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the Capital Expenditure for the item being replaced. If a new capital item is acquired which does not replace another capital item, and such new capital item will be utilized within or serve any portion of the Building which includes the Premises and is either (i) required by any Legal Requirements enacted after the Execution Date or (ii) reasonably projected (based on engineering design and analysis) to reduce Operating Costs, then there shall be included in Operating Costs for each fiscal year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

(i)                                     Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

(j)                                    Audit Right. Provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least ten (10) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection. Landlord shall provide Tenant with access to such records in accordance with this Section 5.2(j) within ten (10) days after receipt of notice from Tenant. However, no audit or inspection shall extend to periods of time before the Term Commencement Date. If Tenant fails to object to the calculation of Tenant’s Share of Operating Costs on the Year-End Statement within thirty (30) days after such statement has been delivered to Tenant and/or fails to complete any such audit or inspection within ninety (90) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Tenant’s Share of Operating Costs for the year in question and the calculation thereof as set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by

Landlord. Tenant shall pay the cost of such audit or inspection, provided, however, that if such audit discloses that Tenant has been overcharged by more than five percent (5%), Landlord shall reimburse Tenant for up to $5,000 of Tenant’s reasonable out-of pocket costs incurred in connection with such audit. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the calculation of Tenant’s Share of Operating Costs previously charged to Tenant, then, provided no Event of Default has occurred nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder (provided, however, if Tenant cures any default prior to the expiration of applicable cure periods set forth in Section 20 below, then Tenant shall then be entitled to take such credit), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, after deducting the reasonable out of pocket costs of such inspection or audit, within thirty (30) days after such underpayment is determined. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. The provisions of this Section 5.2(j) shall survive the expiration or earlier termination of this Lease.

5.3                               Taxes.

(a)                                 “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Property, and upon any personal property of Landlord used exclusively in the operation of the Property, or on Landlord’s interest in the Property or such personal property; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Property (including without limitation any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Property or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Property, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies. Taxes shall also not include any interest, fines or penalties incurred as a result of the late payment of Taxes. In the case of any special or betterment assessment, Landlord shall elect to pay such assessment in installments, over the longest period permitted by law, and only such installments as are due and payable during the applicable Tax Period shall be included in Taxes.

(b)                                 “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c)                                  Payment of Taxes. Tenant shall pay to Landlord, as additional rent, Tenant’s

Share of Taxes. Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may re-estimate Tenant’s Share of Taxes once per Rent Year and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Upon Tenant’s reasonable request, Landlord shall provide Tenant with copies of the tax bills and other documents, if any, reasonably evidencing the amount of Taxes. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder (provided, however, if Tenant cures any default prior to the expiration of applicable cure periods set forth in Section 20 below, then Tenant shall then be entitled to take such credit), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d)                                 Effect of Abatements. Appropriate credit against Taxes shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax refund.

(e)                                  Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4                                   Late Payments.

(a)                                 Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of ten percent (10%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”). Landlord agrees to waive the interest due hereunder for the first late payment by Tenant under this Lease in any twelve (12) month period, provided that Landlord receives such payment from Tenant within five (5) business days from the due date (but if payment is not received within said 5-business day period, interest shall accrue as of the due date).

(b)                                 Additionally, if Tenant fails to make any payment within five (5) days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to One Thousand and NO/100 Dollars ($1,000.00) for each such late payment. Landlord agrees to waive the late charge due hereunder for the first late payment by Tenant under this Lease in any twelve (12) month period, provided that Landlord receives such payment from Tenant within ten (10) days from the due date (but if payment is not received within said 10-day period, such late fee shall be payable by Tenant).

(c)                                  For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by

Landlord’s bank at the time.

(d)                                 Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(e)                                  The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(f)                                   If Tenant during any six (6) month period shall be more than ten (10) days delinquent in the payment of any undisputed installment of Rent on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Rent and Additional Rent on account of Operating Costs and Taxes quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder.

5.5                               No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6                               Rent Abatement for Interruptions. Notwithstanding anything to the contrary in this Lease contained, if the Premises or a portion thereof are substantially untenantable such that, for the duration of the Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected, and if

Tenant ceases to use the affected portion of the Premises (the “Affected Portion”) during the period of untenantability then, provided that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of any of the Tenant Parties, Base Rent, Operating Costs and Taxes shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For purposes hereof; the “Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion. The provisions of this Section 5.6 shall not apply in the event of untenantability caused by fire or other casualty, or Taking (hereinafter defined), which shall be governed by Section 15 below, or in the event of untenantability caused by causes beyond Landlord’s control or, so long as such untenantability was not caused by the negligence or willful misconduct of any of the Landlord Parties, if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

5.7                               Survival. Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.                                      INTENTIONALLY OMITTED.

7.                                      LETTER OF CREDIT

7.1                                Amount.

(a)                                 Contemporaneously with the execution of this Lease, Tenant shall deliver either (i) cash in the amount of Four Hundred Thousand Dollars ($400,000) (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit to Landlord which shall (a) be in the amount of Four Hundred Thousand Dollars ($400,000) and otherwise in the form attached hereto as Exhibit 5; (b) issued by a bank with a rating of A or better and otherwise reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts; and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”). The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

(b)                                 If, as of the effective date of each reduction of the face amount of the Letter of Credit as herein described, no Event of Default has occurred and no event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default then (i) if Tenant receives an aggregate of Twenty Million Dollars ($20,000,000) from equity sales and/or partnering transactions and/or license grants, as evidenced by a written certification (in form and substance reasonably acceptable to Landlord) from Tenant’s Chief Financial Officer, Treasurer or Controller to Landlord, the face amount of the Letter of Credit may be reduced by $80,000 on or after the first day of the third Rent Year, (ii) if at the end of the third Rent Year, Tenant has cash available to fund its operations for a minimum of two (2) years (based on Tenant’s operating expenses during the third (3rd) Rent Year), as evidenced by a written certification (in form and substance reasonably acceptable to Landlord) from Tenant’s Chief Financial Officer, Treasurer or Controller to Landlord, to which certification shall be attached Tenant’s audited financial statements for the previous fiscal year, the face amount of the Letter of Credit may be reduced by $80,000, and (iii) if at the end of the fourth Rent Year, Tenant has cash available to fund its operations for a minimum of one (1) year (based on Tenant’s operating expenses during the fourth (4th) Rent Year), as evidenced by a written certification (in form and substance reasonably acceptable to Landlord) from Tenant’s Chief Financial Officer, Treasurer or Controller to Landlord, to which certification shall be attached Tenant’s audited financial statements for the previous fiscal year, the face amount of the Letter of Credit may be reduced by $80,000. For clarity, if the conditions necessary for Tenant to make all of the reductions described in Sections 7.1(b)(i)(ii) and (iii) are met, the face amount of the Letter of Credit for the 5th Rent Year shall be $160,000. Landlord shall, at no cost to Landlord, cooperate with Tenant and the issuer of the Letter of Credit in connection with such reduction(s). If any such reduction is effectuated by delivery of a new Letter of Credit rather than an amendment, then upon receipt of a replacement Letter of Credit in the reduced face amount, Landlord shall return the Letter of Credit in the previous amount to the issuer thereof, with a copy to Tenant.

(c)                                  If Tenant delivers a Cash Security Deposit, then the amount of the Cash Security Deposit shall be reduced to the amounts and upon satisfaction of the conditions set forth in Section 7.1(b) above. Within thirty (30) days following the effective date of any reduction in the amount of the Cash Security Deposit, Landlord shall return to Tenant such portion of the Cash Security Deposit then in excess of the required amount.

7.2                               Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

7.3                               Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4                               Credit of Issuer of Letter of Credit. In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord. Tenant shall, within ten (10) days after receipt of written notice from Landlord, which notice shall include the basis for Landlord’s reasonable belief that there has been a material adverse change in the financial position of the issuer of the Letter of Credit, replace the then-outstanding letter of credit with a like Letter of Credit from another bank or institution approved by Landlord.

7.5                               Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6                               Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within forty-five (45) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

8.                                      RIGHT OF FIRST OFFER.

8.1                               Right of First Offer. Subject to the provisions of this Section 8, from and after the Term Commencement Date, and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there has been no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default hereunder (it being understood that if Tenant cures a default prior to the expiration of any applicable grace period, Tenant shall then be entitled to exercise its rights under this Section 8, so long as the condition in subsection (ii) hereafter is met), and (ii) Tenant is in occupancy of at least twenty thousand (20,000) rentable square feet in the Building, Tenant shall have a one-time right of first offer to lease other space in the Building (the “ROFO Space”) if, as and when the same shall become available for lease upon the expiration of a lease to a third party, upon the terms and conditions specified in the ROFO Notice. For clarification purposes, if the balance of the Building is leased to two (2) or more different tenants, then Tenant’s rights under this Section 8 shall apply once to each of the separate premises. It is understood and agreed that Base Rent for any ROFO Space shall be fair market rent.

8.2                               Offer and Acceptance Procedures for Right of First Offer.

(a)                                 Within fifteen (15) business days after Landlord determines, in its reasonable judgment, that any ROFO Space is available for lease and all of the preconditions to the right of first offer granted to Tenant in this Section 8 have been met, Landlord shall deliver to Tenant a written notice offering to lease the ROFO Space to Tenant upon the terms and conditions set forth therein (the “ROFO Notice”). Tenant then shall have ten (10) days after receipt of the ROFO Notice to notify Landlord in writing whether Tenant will exercise its right to lease the ROFO Space upon the terms and conditions described in the ROFO Notice (which may include a term that extends beyond the Expiration Date).

(b)                                 If Tenant fails to notify Landlord in writing within such 10-day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the ROFO Space to any third party tenant on whatever terms and conditions Landlord may decide in its sole discretion, provided that such terms are not less than ninety percent (90%) of the net effective rent (hereinafter defined) set forth in the ROFO Notice. As used herein, the term “net effective rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms of any proposed lease, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease.

(c)                                  If Tenant timely notifies Landlord of its desire to lease the ROFO Space pursuant to this Section 8.2, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice. Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith. If Tenant fails to execute and deliver the lease amendment within said thirty (30) day period, subject to reasonable extensions of time if the parties are negotiating significant terms in good faith, then subject to the provisions of Section 8.2(b) above, Tenant’s right to lease the ROFO Space in question shall terminate and shall be null and void, and Landlord shall have no further obligation to lease such ROFO Space to Tenant and may lease any or all of such ROFO Space to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.

8.3                               Termination of Rights. All rights of Tenant under this Section 8 shall terminate upon the expiration or earlier termination of the Term of this Lease.

8.4                               Rights Personal to Tenant. Except in connection with a Transfer (hereinafter defined) pursuant to Section 13 below, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 8, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Section 8, and shall constitute an Event of Default under this Lease.

8.5                               Time is of the Essence. Time is of the essence with respect to all aspects of this Section 8.

9.                                      UTILITIES, LANDLORD’S SERVICES

9.1                               Electricity and Gas. Commencing on the Term Commencement Date, Tenant shall pay all charges for electricity and gas furnished to the Premises and any equipment exclusively serving the Premises, together with any governmental or third party fees, surcharges or taxes thereon, As part of Landlord’s Work, Landlord shall, at Landlord’s sole cost and expense, cause to be installed metering equipment to measure electricity and gas furnished to the Premises and any equipment exclusively serving the Premises. Landlord shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair such metering equipment. Tenant shall pay the full amount of any charges attributable to such meters on or before the due date therefor directly to the supplier thereof.

9.2                               Water. Tenant shall pay all charges for water furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent, based on Landlord’s reasonable estimates or any applicable metering equipment. At Tenant’s request, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant. If not separately metered, Landlord may elect to furnish and install in a location approved by Landlord in or near the Premises any necessary metering equipment reasonably acceptable to Landlord and the supplier thereof to be used to measure water furnished to the Premises and any equipment exclusively serving the same, If applicable, Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good order, condition and repair the metering equipment used to measure water furnished to the Premises and any equipment exclusively serving the same. Tenant shall pay the full amount of any charges attributable to such meter on or before the due date therefor either to Landlord or directly to the supplier thereof, at Landlord’s election.

9.3                             Other Utilities. Subject to Landlord’s resonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.4                               Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than five (5) days’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 5.6 above, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

9.5                               Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, Landlord shall provide the services described in Exhibit 8 attached hereto and made a part hereof (“Landlord’s Services”).

10.                               MAINTENANCE AND REPAIRS

10.1                        Maintenance and Repairs by Tenant. Tenant shall keep neat and clean and free of trash, insects, rodents, vermin and other pests and in good repair, order and condition the Premises, including without limitation the entire interior of the Premises, all electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of the Tenant and located in the Premises, all fixtures, equipment and lighting therein, electrical equipment wiring, doors, non structural walls, windows and floor coverings, reasonable wear and tear and damage by Casualty excepted. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, life-safety, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances exclusively serving the Premises. Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor reasonably approved by Landlord for the heating and air conditioning equipment servicing the Premises, Landlord hereby agreeing to respond to any request for such approval within ten (10) days. Such maintenance contract shall be subject to Landlord’s reasonable approval. Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports. In addition, Tenant shall maintain in good repair, order and condition the Movable Benches (as defined in Exhibit 3), reasonable wear and tear and damage by Casualty excepted.

10.2                        Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, Landlord shall (a) maintain and keep in good and watertight repair, order and condition the Building foundation, the roof, Building structure, structural floor slabs and columns in good repair, order and condition, and (b) maintain and keep in good repair, order and condition the Building systems (including without limitation the life-safety, sanitary, electrical, heating, air conditioning, plumbing and security systems) not exclusively serving the Premises. In addition, Landlord shall operate and maintain the Common Areas (including without limitation the landscaping and parking areas) in substantially the same manner as comparable combination office and laboratory facilities in the vicinity of the Premises. Without limiting the generality of the foregoing, Landlord shall use commercially reasonable efforts to clear snow from the parking areas and walkways and entrances servicing the Building prior to eight o’clock in the morning (8:00 am).

10.3                        Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises, Except as otherwise provided in Section 15, and subject to Tenant’s obligations in Section 10.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 14.5 below, if such damage or defective condition was caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant,

10.4                             Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including without limitation its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

11.                               ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1                        Landlord’s Consent Required. Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications and a time schedule therefor. Landlord reserves the right to require that Tenant use Landlord’s designated vendor(s) for any Alterations that involve roof penetrations or the sprinkler system. Tenant shall not make any material amendments or material additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration to or affecting the fixed lab benches, fume hoods, roof and/or building systems, (b) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any Alterations that are purely decorative in nature (including without limitation, painting, carpeting and the hanging of pictures and the like that are not visible from outside the Premises) (each, a “Decorative Alteration”) nor with respect to non-structural Alterations costing less than $75,000 in any one instance (and $125,000 in the aggregate per year) so long as such Alterations do not materially adversely affect the roof, Building systems or Building exterior (each, a “Permitted Alteration”), provided Tenant shall provide Landlord with reasonably detailed prior written notice of any Permitted Alteration. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design, Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any Alterations (other than Decorative Alterations), then Landlord may elect to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations, provided, however, if Tenant’s request for approval of such plans also requests that Landlord make such election, or if Tenant’s notice of any Permitted Alterations also requests that Landlord make such election, then Landlord shall make such election at the time of

Landlord’s approval of the plans for the Alteration in question or reasonably promptly after receipt of the reasonably detailed notice of the Permitted Alteration, as the case may be, If reasonably requested by Landlord, Tenant shall provide Landlord with reproducible record drawings (in CAD format) of all Alterations (other than Decorative Alterations) within sixty (60) days after completion thereof. Landlord agrees to respond to any request for approval of any Alterations within twenty (20) business days after receipt thereof; provided, however, that Landlord agrees to respond to any request for approval of any of Alterations within ten (10) business days after receipt thereof if such request is accompanied by (A) a certification from a licensed code engineer that the plans for such Alterations submitted with such request are code compliant, and (B) a certification from Landlord’s MEP engineer that such plans are compatible with the base building design.

11.2                        After-Hours. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays) and such Alterations include work outside the Premises, Landlord may need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform any Alterations that include work outside the Premises (the “After-Hours Work”). Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours, subject to the foregoing requirement to pay for the cost of Landlord’s supervisory personnel, if applicable.

11.3                        Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4                        Liens. No Alterations shall be undertaken by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors for such Alteration and taken other appropriate protective measures approved and/or required by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

11.5                        General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises (and provide copies thereof to Landlord); (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations, all insurance requirements of this Lease, and Legal Requirements; and (c) defend, indemnify and hold the Landlord Parties harmless from and against any and all Claims occasioned by or growing out of such Alterations. Tenant shall cause contractors employed by Tenant to (i) carry Worker’s Compensation Insurance in accordance with statutory requirements, (ii) carry Automobile Liability Insurance and Commercial General Liability Insurance (A) naming Landlord as an additional insured, and (B) covering such contractors on or about the Premises in the amounts stated in Section 14 hereof or in such other reasonable amounts as Landlord shall require, and (iii) submit binders evidencing such coverage to Landlord prior to the commencement of any such

Alterations.

12.                               SIGNAGE

12.1                        Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to the foregoing, and subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or exterior of the door of the Premises without first obtaining Landlord’s written approval. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building.

12.2                        Exterior Signage. Provided that and for so long as Tenant is then occupying at least forty percent (40%) of the rentable square feet of the Building, Tenant shall have the right to erect and maintain one (1) sign on the exterior of the Building and one (1) sign on the exterior door to the Premises, the aggregate size of which shall not exceed fifty percent (50%) of the exterior Building signage allowed by Legal Requirements (the “Exterior Signage”), provided (i) the Exterior Signage complies with all Legal Requirements (and Tenant shall have obtained any necessary permits prior to erecting the Exterior Signage), (ii) the location of the Exterior Signage shall be subject to Landlord’s reasonable approval, (iii) the materials, design, lighting and method of installation of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall at all times maintain the Exterior Signage in good order, condition and repair and shall remove the Exterior Signage at the expiration or earlier termination of the Term hereof or upon Landlord’s written demand after the failure of Tenant to comply with the provisions of this Section 12.2, and shall repair any damage to the Building caused by the Exterior Signage or the installation or removal thereof. Tenant shall have the right, from time to time throughout the term of this Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 12.2.

13.                               ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1                        Landlord’s Consent Required. Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), assign, sublet, mortgage, license, transfer or encumber this Lease or the Premises in whole or in part, whether at one time or at intervals, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after the later of (i) receipt of written notice from Tenant to Landlord of such Transfer, or (ii) the date on which Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

13.2                        Landlord’s Recapture Right

(a)                                 Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer to any entity other than an Affiliated Entity or a Successor, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b)                                 If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above

(c)                                  Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect.

13.3                      Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer on the terms contained in the Recapture Notice to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (b) has a business reputation compatible with the operation of a first-class combination laboratory, research, development and office building; and (c) the intended use of such entity does not violate any restrictive use provisions then in effect with respect to space in the Building.

13.4                      Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5                      Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer, either initially or over time (after deducting reasonable actual out-of-pocket marketing, legal, brokerage and construction expenses and any improvement allowance and cash concession incurred by Tenant in connection therewith) in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

13.6                      Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease (provided, however, if Tenant cures any default prior to the expiration of applicable cure periods set forth in Section 20 below, then Tenant shall then be entitled to make such Transfer). Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Building unless Landlord does not have any comparable space available to lease to such tenant, subtenant or occupant directly; or (c) any entity other than Tenant’s Affiliated Entity or Successor to whom Landlord has an outstanding proposal (that has not been rejected) for space in the Property.

13.7                        Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the ease may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity (a) that has a net worth and other financial indicators demonstrating such entity’s ability to perform all of Tenant’s obligations hereunder, as evidenced by audited financial statements; and (b) which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.

14.                               INSURANCE; INDEMNIFICATION; EXCULPATION

14.1                        Tenant’s Insurance.

(a)                                 Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence, Two Million ($2,000,000) aggregate, and during the Extension Term shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b)                                 Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations made by or on behalf of Tenant other than the Base Building Work, including without limitation the Tenant Fitout (collectively, the “Tenant-Insured Improvements”), and (ii) all of Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building, including without limitation Tenant’s Rooftop Equipment (collectively, “Tenant’s Property”) and the Movable Benches (as defined in Exhibit 3). Such insurance with respect to the Tenant-Insured Improvements shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)                                  Intentionally Omitted.

(d)                                 Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any Legal Requirements.

(e)                                  The insurance required pursuant to Sections 14.1(a), (b), (c) and (d) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified in a manner such that it no longer complies with the requirements set forth herein without at least thirty (30) days’ prior written notice to each insured named therein. Tenant’s Insurance Policies may include deductibles in an amount no greater than the greater of $25,000 or commercially reasonable amounts. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2                     Indemnification. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims (as defined in Section 10.4) asserted by or on behalf of any person, firm, corporation or public authority arising from:

(a)                                 Tenant’s breach of any covenant or obligation under this Lease;

(b)                                 Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(c)                                  Any injury to or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties; and

(d)                                 On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises.

14.3                        Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4                        Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except in all cases to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where (i) Landlord does not know of such condition and (ii) Tenant knows of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom and can enable Landlord to prevent such damage or loss by notifying Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work by any entity or person other than the Landlord Parties.

14.5                        Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any properly insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6                        Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which Tenant knows will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.

15.                               CASUALTY; TAKING

15.1                        Damage. If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall commence and proceed diligently to restore (a) the Building and/or the Premises to substantially the same condition as existed on the Execution Date and (b) the Base Building Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially such condition as is reasonably feasible. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor with respect to substantial reconstruction of at least 50% of the Building, or, within one hundred eighty (180) days after Landlord’s receipt of all required permits therefor in the case of restoration of less 50% of the Building. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. In the Operating Year in which a Casualty occurs, there shall be included in Operating Costs Landlord’s deductible under its property insurance policy. Landlord shall not be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.

15.2                        Termination Rights.

(a)                                 Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice delivered to Tenant on or before the date which is ninety (90) days after the Casualty or Taking, as the case may be, if:

(i)                                     any material portion of the Building or any material means of access thereto is taken;

(ii)                                  more than thirty-five percent (35%) of the Building is damaged by Casualty; or

(iii)                               if the estimated time to complete restoration exceeds the timeframes set forth in Section 15.1 above.

If Landlord elects to exercise its right of termination under this Section 15.2(a), then Tenant’s obligation to pay Rent hereunder shall cease as of the earlier of the effective date of such termination, or the date on which Tenant is deprived of possession of all or a substantial portion of the Premises as a result of such Casualty or Taking.

(b)                                 Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 15.1 above, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c)                                  Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises and occurring during the last six (6) months of the Term, then (1) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $100,000 to restore, then either

Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.

(d)                                 Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

15.3                        Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations hereunder shall continue, provided, however, all obligations of Tenant incapable of performance in the absence of possession of the Premises shall be suspended during such temporary Taking. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4                        Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

15.5                        Assignment of Insurance Proceeds. Tenant shall assign to Landlord all of its right, title and interest in and to the insurance proceeds for the Tenant-Insured Improvements (a) if the Lease Term shall expire prior to the completion of Tenant’s restoration obligations set forth in Section 15.1 above, or (b) if the Lease shall be terminated pursuant to any provision of this Lease prior to the completion of Tenant’s restoration obligations set forth in Section 15.1 above, or (c) if Tenant terminates this Lease pursuant to this Section 15.

15.6                        Abatement. If all or any portion of the Premises are damaged by a Casualty or subject to a Taking, (a) Tenant shall use good faith efforts to collect proceeds of its business interruption insurance if it has procured such insurance; and (b) to the extent Tenant does not have such insurance or Tenant’s business interruption insurance does not fully cover Base Rent, Additional Rent on account of Operating Costs and Additional Rent on account of Taxes, then Base Rent, Additional Rent on account of Operating Costs and Additional Rent on account of Taxes shall be equitably abated for the period from the date of such Casualty or Taking until the date that Landlord substantially completes Landlord’s restoration work relating to the Premises (provided that if Landlord would have completed Landlord’s restoration work on an earlier date but for Tenant Delays, including without limitation Tenant having failed to reasonably cooperate with Landlord in effecting such work or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date). In the event of a permanent Taking where the Lease is not terminated, a just proportion of the Rent shall be abated for the duration of the Term.

16.                               ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

17.                               HAZARDOUS MATERIALS

17.1                        Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are used in the ordinary course of Tenant’s business and listed by class on Exhibit 6 attached hereto (“Tenant’s Hazardous Materials”), provided that the same shall at all times be brought upon, kept or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good medical practice. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Term Commencement Date, and upon Landlord’s request (which request may be made no more often than once per year), Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall obtain Landlord’s reasonable approval of any additional Hazardous Materials for which Tenant must obtain any permit, license or other governmental approval. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so-called “biohazard materials) good medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

17.2                        Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., and (e) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the Town of Lexington and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3                        Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law.

17.4                        Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials and such testing is required as a result of the acts or omissions of any of the Tenant Parties, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full.

Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in or on the Premises, the Building or the Property.

17.5                        Indemnity by Tenant. Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims against any of the Landlord Parties arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (i) the presence of Hazardous Material in the Premises, the presence of which is caused by any act or omission of any of the Tenant Parties, or (ii) from a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building based upon the circumstances identified in the first sentence of this Section 17.5. The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in the Property is caused by any of the Tenant Parties and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all reasonable actions at Tenant’s sole cost and expense as are necessary to return the Property and/or the Building or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. The provisions of this Section 17.5 shall survive the expiration or earlier termination of the Lease.

17.6                        Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; (c) copies of all Required Permits relating thereto (provided, however, if Tenant is verbally authorized by applicable governmental authorities to bring any Hazardous Material into any part of the Property pending the issuance of a Required Permit, then Tenant shall notify Landlord thereof prior to bringing such Hazardous Material into any part of the Property and Tenant shall provide Landlord with such Required Permit promptly after receipt thereof); and (d) other information reasonably requested by Landlord.

17.7                        Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for Hazardous Materials brought in, on, at, under or about the Premises by or on behalf of any of the Tenant Parties. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

17.8                        Landlord’s Knowledge; Pre-Existing Contamination. Landlord represents and warrants to Tenant that Landlord has no knowledge of (a) any Hazardous Materials at or affecting the Property other than as set forth in the documents listed on Exhibit 6A attached hereto and made a part hereof; (b) any underground storage tanks on the Property other than as may be set forth in the documents listed on said Exhibit 6A; nor (c) any action, proceeding or claim pending or threatened regarding the Property concerning any Hazardous Materials or pursuant to any Environmental Laws. Landlord shall, at its sole cost and expense, comply with all Environmental Laws with respect to the existence of Hazardous Materials in, on or at the Property as of the Execution Date. Except with respect to environmental costs which expressly may be included in Operating Costs under Section 5.2(c) above, Landlord hereby covenants and agrees to indemnify, defend and hold the Tenant Parties harmless from and against any and all Claims against any of the Tenant Parties arising out of the existence of Hazardous Materials in, on, under or at the Property as of the Execution Date except to the extent that any of the Tenant Parties caused a release of the same or exacerbates a release of the same that occurred prior to the Execution Date.

18.                          RULES AND REGULATIONS.

18.1                        Rules and Regulations. Tenant will faithfully observe and comply with all reasonable rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 7. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

18.2                        Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable combination laboratory, research and development and office buildings in the vicinity of the Premises, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with the Conservation Program.

18.3                        Recycling. Upon written notice, Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, tin and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

19.                          LAWS AND PERMITS.

19.1                        Legal Requirements. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements which are applicable to Tenant’s particular use or occupancy of, or Alterations made by or on behalf of Tenant (other than the Base Building Work) to, the Premises. Landlord shall be responsible for complying with Legal Requirements in effect as of the Term Commencement Date that are applicable to the performance and construction of the Tenant Fitout, and Tenant shall be responsible for complying with Legal Requirements enacted after the Term Commencement Date with respect to the Tenant Fitout. Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the Building as a combination laboratory, research and development and office building, and the costs so incurred by Landlord shall be included in Operating Costs in accordance with the provisions of Section 5.2.

19.2                        Required Permits. Tenant shall, at Tenant’s sole cost and expense, use diligent good faith efforts to apply for, seek and obtain all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business and/or Tenant’s Additional Rooftop Equipment (collectively, the “Required Permits”), as soon as reasonably possible. Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such Required Permit. Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, in connection with its application for Required Permits.

19.3                        Traffic Management. Tenant acknowledges that the Property may become subject to a traffic mitigation and/or management plan required by the Town of Lexington. Tenant agrees not to violate the terms of any such traffic mitigation and/or management plan. The costs incurred by Landlord in connection with any such traffic mitigation and/or management plan shall be included in Operating Costs.

20.                               DEFAULT

20.1                        Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)                                 If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after notice thereof to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than three (3) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b)                                 intentionally omitted;

(c)                                  If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Section 16 above or a subordination and attornment agreement pursuant to Section 22 below, within the timeframes set forth therein;

(d)                                 If Tenant shall fail to maintain any insurance required hereunder;

(e)                                  If Tenant shall fail to restore the Security Deposit to its required original or reduced amount or deliver a replacement Letter of Credit as required under Section 7 above and such failure continues for five (5) business days after written notice thereof to Tenant;

(f)                                   If Tenant causes or suffers any release of Hazardous Materials in or near the Property in excess of Reportable Quantities or Reportable Concentrations (as such terms are defined in Environmental Laws);

(g)                                  If Tenant shall make a Transfer in violation of the provisions of Section 13 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 13 hereof;

(h)                                 The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then

Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

(i)                                     Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(j)                                    Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(k)                                 an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder;

(l)                                     any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be;

(m)                             the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(n)                                 a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days; or

(o)                                 any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

Wherever “Tenant “ is used in subsections (i), (j), (k), (1), (n) or (o) of this Section 20.1, it shall be deemed to include any parent entity of Tenant and any guarantor of any of Tenant’s obligations under this Lease.

20.2                        Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings,

20.3                        Damages - Termination.

(a)                                 Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)                                the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii)                             amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b)                                 In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Taxes, on the assumption that all such amounts and considerations would have increased at the rate of five percent (5%) per annum for the balance of the full term hereby granted.

(c)                                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)                                 Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e)                                  In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 20.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 20.3 up to the time of payment of such liquidated damages.

(f)                                   Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant’s possession of the Premises. The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not qualify pursuant to Section 13, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building or in other properties owned by Landlord or its affiliates.

20.4                        Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5                        Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6                        Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7                        No Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to he other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8                        Restrictions on Tenant’s Rights. During the continuation of any Event of Default, (a)

Landlord shall not be obligated to provide Tenant with any notice pursuant to Section 2.4 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9                        Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless same continues after notice to Landlord thereof and a opportunity for Landlord to cure the same as set forth above. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from rent thereafter due and payable under this Lease.

21.                               SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1                          Surrender

(a)                                 Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Movable Benches in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty, (ii) peaceably quit and surrender to Landlord the Premises (including without limitation all fixed lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty; (iii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent specified by Landlord in accordance with Section 11, Alterations made by Tenant; and (iv) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b)                                 At least sixty (60) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Legal Requirements, including without limitation any requirements of the Massachusetts Department of Public Health and/or other governmental bodies with respect to any radioactive materials) to be taken by Tenant in order to render the Premises (including any Alterations permitted or required by Landlord to remain therein) free of Hazardous Materials and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). The Surrender Plan (i) shall be accompanied by a current list of (A) all Required Permits held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request. Landlord shall use commercially reasonable efforts to provide comments on or approval of the Surrender Plan within seven (7) business days after receipt of the entire Surrender Plan, which approval shall not be unreasonably withheld. In the event that Tenant has not received a response from the Landlord with respect to the Surrender Plan within ten (10) business days after request therefor, then the Surrender Plan shall be deemed to be accepted by Landlord. On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 21.3 below), Tenant shall deliver to Landlord a certification from an industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy. Landlord shall have the unrestricted right to deliver the Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Surrender Report. If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Property are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as Additional Rent upon demand. Tenant’s obligations under this Section 20.1(b) shall survive the expiration or earlier termination of the Term.

(c)                                  No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(d)                                 Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

21.2                        Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3                        Holdover. If any of the Tenant Parties holds over after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent at 150% of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) Tenant shall be liable for all damages, including without limitation consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution

Date. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term.

22.                               MORTGAGEE RIGHTS

22.1                        Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease, overleases, mortgage, deed of trust, or similar instrument covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. Notwithstanding anything to the contrary in this Section 22 contained, the herein provided subordination and attornment shall be effective only if the Mortgagee agrees, by a duly executed commercially reasonable instrument in recordable form (“Non-disturbance Agreement”) that, so long as Tenant shall not be in default of the obligations on its part to be kept and performed under the terms of this Lease beyond any applicable notice and cure periods, this Lease will not be affected and Tenant’s possession and rights hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such Mortgage. Within twenty (20) days of request therefor, Tenant agrees to execute, acknowledge and deliver such a Non-disturbance Agreement.

22.2                        Notices. Tenant shall give each Mortgagee for which Tenant has received contact information the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3                        Mortgagee Consent. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee; and the failure or refusal of such Mortgagee to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

22.4                        Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month other than payments on account of estimated Operating Costs and Taxes; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23.                               QUIET ENJOYMENT. Landlord covenants that so long as there is no Event of Default, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

24.                               NOTICES. Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”)

by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows:

If to Landlord:                                                                    King 101 Hartwell LLC

c/o King Street Properties

255 Bear Hill Road

Waltham, MA 02451

Attention: Stephen D. Lynch

With a copy to:                               Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110

Attention: Colleen P. Hussey, Esquire

if to Tenant:                                                                                 T2 Biosystems, Inc.

101 Hartwell Avenue

Lexington, MA 02421

Attention: Chief Executive Officer

Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25.                               MISCELLANEOUS

25.1                        Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2                        Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. Unless the context otherwise requires, the term “hereof” shall refer to this Lease and not to any specific provision, section or paragraph hereof.

25.3                        Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than FHO Partners (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4                        Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-8 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Each party acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that such party in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5                        Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

25.6                        Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7                        Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in connection with any reduction in the face amount of the Letter of Credit pursuant to Section 7.1(b) above and costs incurred by Landlord in connection with the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

25.8                        Survival. Without limiting any other obligation of either party which may survive the expiration or prior termination of the Term, (a) all obligations to indemnify, defend, or hold harmless, as set forth in Section 17 of this Lease shall survive the expiration or prior termination of the Term for a period of five (5) years after the last day of the Term, and (b) all other obligations to indemnify, defend, or hold harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term for a period of three (3) years.

25.9                        Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord, Tenant or any of the other Landlord Parties or Tenant Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease. Landlord and Tenant specifically agree that, subject to Section 21 above, neither Tenant nor any of the other Tenant Parties shall be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.

25.10                 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11                 Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

25.12                 No Grant of Interest. Tenant shall not grant any interest whatsoever in any fixtures within the Premises or any item paid in whole or in part by Landlord.

25.13.              Use of Names. Neither Tenant nor Landlord shall use the name of the other party or affiliate of the other party in any publicity, promotion, trailer, press release, advertising, printed or display materials without such party’s prior written consent.

25.14                 Confidentiality.

(a)                                 From time to time Landlord has delivered and may deliver to Tenant certain information about the Property, including without limitation environmental reports and other title, zoning, geotechnical, permitting, environmental and operational materials relating to the Property (such information, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as “Landlord’s Proprietary Information”). Landlord’s Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by Tenant or Tenant’s Engaged Persons, as defined below; (b) was available to Tenant on a non-confidential basis prior to its disclosure by Landlord; or (c) becomes available to Tenant on a non-confidential basis from a person other than Landlord who is not otherwise bound by a confidentiality agreement with Landlord, or is otherwise not under an obligation to Landlord not to transmit the information to Tenant.

(b)                                 Tenant hereby covenants and agrees (a) to keep all Landlord’s Proprietary Information strictly confidential; (b) not to disclose or reveal any Landlord’s Proprietary Information to any person other than those persons who are actively and directly engaged by Tenant in connection with the Lease of the Property (such persons are hereinafter referred to as “Tenant’s Engaged Persons”); (c) to cause Tenant’s Engaged Persons to observe the terms of this Section 25.14; and (d) not to use any Landlord’s Proprietary Information for any purpose other than in connection with this Lease. Tenant will be responsible for any breach of the terms of this Section 25.14 by it and/or its employees, agents, representatives or any other of Tenant’s Engaged Persons.

(c)                                  In the event that Tenant is requested pursuant to, or required by, any Legal Requirements to disclose any Landlord’s Proprietary Information or any other information concerning the Property, Tenant agrees that it will provide Landlord with prompt notice of such request or requirement in order to enable Landlord to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.14. In any such event Tenant will use best efforts to ensure that all Landlord’s Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

(d)                                 From time to time Tenant has delivered and may deliver to Landlord certain information about Tenant’s business operations, including without limitation financial information (such information, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is collectively hereinafter referred to as “Tenant’s Proprietary Information”). Tenant’s Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by Landlord or Landlord’s Engaged Persons, as defined below; (b) was available to Landlord on a non-confidential basis prior to its disclosure by Tenant; or (c) becomes available to Landlord on a non-confidential basis from a person other than Tenant who is not otherwise bound by a confidentiality agreement with Tenant, or is otherwise not under an obligation to Tenant not to transmit the information to Landlord.

(e)                                  Landlord hereby covenants and agrees (a) to keep all Tenant’s Proprietary Information strictly confidential; (b) not to disclose or reveal any Tenant’s Proprietary Information to any person other than its attorneys, accountants, consultants and those persons who are actively and directly engaged in connection with the ownership, management, financing of, or investment in, the Property (such persons are hereinafter referred to as “Landlord’s Engaged Persons”); (c) to cause Landlord’s Engaged Persons to observe the terms of this Section 25.14; and (d) not to use any Tenant’s Proprietary Information for any purpose other than in connection with this Lease. Landlord will be responsible for any breach of the terms of this Section 25.14 by it and/or its employees, agents, representatives or any other of Landlord’s Engaged Persons.

(f)                                   In the event that Landlord is requested pursuant to, or required by, any Legal Requirements to disclose any Tenant’s Proprietary Information, Landlord agrees that it will provide Tenant with prompt notice of such request or requirement in order to enable Tenant to seek an appropriate protective order or other remedy, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 25.14. In any such event Landlord will use best efforts to ensure that all Tenant’s Proprietary Information and other information that is so disclosed will be accorded confidential treatment.

(g)                                  Each party agrees that, except as provided by law or unless compelled by an order of a court of competent jurisdiction, it shall keep the contents of this Lease confidential and shall not disclose such information to any third parties other than its Engaged Persons.

(h)                                 Without prejudice to the rights and remedies otherwise available at law or in equity, each party agrees that the other shall be entitled to seek equitable relief by way of injunction or otherwise if such party or any of its agents, employees, representatives or any other Engaged Persons breach or threaten to breach any of the provisions of this Section 25.14.

(i)                                     The provisions of this Section 25.14 shall survive the expiration or earlier termination of this Lease for three (3) years.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

KING 101 HARTWELL LLC
By:	King Berra LLC, its manager
	By:	King Street Properties Investments LLC, its manager

		By:	/s/ Stephen D. Lynch
Stephen D. Lynch, manager

TENANT

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough
Name:	John McDonough
Title:	CEO

EXHIBIT I

LEASE PLAN

[see attached]

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Exhibit 1
Lease Plan

T2 Biosystems

King 101 Hartwell Ave. LLC

101 Hartwell Ave.
Lexington, MA 02421

EXHIBIT 2

LEGAL DESCRIPTION

A certain parcel of land situated in Lexington, County of Middlesex, Massachusetts, bounded and described as follows:

Southeasterly	by Hartwell Avenue, three hundred and ninety-five feet;

Southwesterly	by Lot 5 as shown on plan hereinafter mentioned, four hundred and seventy-five feet; and

Northwesterly	four hundred eighteen and 82/100 feet;

Northeasterly	four hundred and fifty feet, and

Northeasterly	again, thirty-nine and 27/100 feet, all by Lot 8 on said plan.

Said parcel is shown as Lot 7 on said plan, (Plan No. 31330C).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 791, Page 36, with Certificate 132186.

Said premises are conveyed together with the rights in:

Grant of easement to Wilbur C. Nylander and Alfred P. Tropeano, Trustees et als. filed as Document No. 479842.

Grant of easement to Michael Campanelli et als. Trustees filed as Document No. 479843

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EXHIBIT 3

LANDLORD’S WORK

Landlord’s Work shall consist of the following items listed herein and as described on the Perkins and Will plan dated July 27, 2010 (the “Plan”). Reference is also made to the T2 Biosystems Equipment Schedule which is part of the Plan.

Landlord’s architect to provide finish selections from the Landlord’s building standard materials. All finishes subject to Tenant’s final approval.

Office Area:

Landlord to construct partitions, walls, doors, glazing and painting per the Plan.

Landlord to provide locks to doors as specified on the Door Schedule.

Landlord to supply and install one divider/folding wall in large meeting room.

Landlord to provide open office space for 40 or more Tenant supplied office cubicles as shown on the Plan.

Landlord to provide batt insulation in the partitions of offices 2, 3, 4, 5, and 6.ord to provide a workout room and an allowance for up to $10,000 for the purchase of exercise equipment to be located in the workout room.

Landlord to provide general bathroom facilities with water closets, urinals, and lavatories, ,one locker and one shower in each room as shown on the Plan.

Landlord to provide one kitchenette/lunch room with sink, laminate countertop and base and wall cabinets and electrical outlets to accommodate Tenant supplied appliances.

Landlord will furnish and install 28 oz. nylon textured loop carpet in the office areas and sealed concrete in the loading, shipping and receiving area as shown on the Plan.

Landlord will install 2’ x 4’ acoustical ceiling tile throughout the office portion of the Premises. The ceiling will be open to the underside of the deck in the loading, shipping and receiving areas.

The Landlord will install shades (Vinyl/Fiberglass Phifer Shear Weave) for windows.

Lab:

Landlord to construct a BSL2 lab with controlled access and 100% outside air with a minimum of six air changes per hour.

Landlord will provide the following one small glass wash area with Landlord-supplied under counter glass washer (Model Labconco Steam Scrubber Catalog # 440321)

Landlord to supply and install one new wall-mounted RO-DI point of use system, Barnstead Model 8611.

Landlord to disconnect tenant’s existing RODI system at the 286 Cardinal Medeiros facility two days prior to move. . Landlord to re-install Tenant’s existing RO-DI system in a mutually agreed-upon

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location within the lab at the Premises.

Landlord to furnish and install two 6’ fume hoods. Hoods will be New England Lab’s 72” Pro Series Fume Hood Catalog # 7421040 with epoxy work surface; 36” solvent base cabinet # 1412011; 36” acid base cabinet 314110111.

Landlord will install VCT flooring in the laboratory and support spaces as defined on the Plan

Landlord will furnish and install 2’ x 4’ acoustic ceiling in an aluminum grid system with vinyl faced tile

HVAC:

In the BSL2 lab area comprised of Tenant’s Molecular Biology, Chemistry, Assay Development functions, the system will provide 100% outside air with a minimum of 6 air changes per hour. The lab area HVAC unit(s) will have the capacity to allow for two additional exhaust hoods to be added by the Tenant at its cost at a future date. BSL2 lab area will be balanced as negative to the office portion of the facility. Balance report will be provided upon completion of the project and will be included with the Project closeout materials provided to Tenant.

The balance of the Premises, including the Systems Development Room, (“Non-Lab Areas”) will be designed to ASHRAE standards for office space.

Systems Development lab will be balanced as negative to the office portion of the facility. Balance report will be provided upon completion of the project and will be included with the Project closeout materials provided to Tenant.

The Non-Lab Areas will be serviced by roof top gas fired for heating and electric direct expansion units for cooling to provide for a minimum of 7 zones. Heating in the Non-Lab Areas will be provided by hot water reheat and baseboard units where needed. The boiler will be located in the Tenant’s boiler room. The heating and cooling will be monitored by an automatic control system that allows for control by zone. The system will include an energy management system that has night setback capability.

The Landlord will also furnish and install in the IT Server room a wall mounted ductless split system providing up to 18,000 BTUs of cooling.

Plumbing:

Landlord is to provide a gravity-based tank PH System with a capacity of 16 GPM, the installation of which shall comply with applicable building and plumbing codes and MWRA regulations. Tenant is responsible for commissioning of the PH system and for obtaining all necessary permits, including the MWRA discharge permit. Landlord will cooperate to provide the necessary documentation for the Tenant’s MWRA permit application. Landlord will allow inspections by the MWRA as part of the permitting process as it pertains to the application and inspection of the pH system prior to the Term Commencement Date.

Landlord to furnish and install 7 sinks (in addition to kitchen and bathroom sinks) connected to the pH system. Sinks to be set in sink cabinets New England Lab #1418022 — 36” painted steel sink base cabinets; with black epoxy resin countertops; with lipped epoxy resin sinks (24” X 16” X 15.5”) New England Lab Catalog #D70C; and H/C Mixing Faucets, 8” gooseneck, deck mounted, vacuum breaker, catalog # L424-8VB. Color of sink cabinets to match color of tenant and landlord supplied moveable benches.

Landlord to furnish and install four (4) emergency showers/eyewash stations with tepid water in

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Molecular Biology, Chemistry/Assay Development, and Systems Development as shown on the Plan (3 stations in lab and 1 in Systems)

Electrical:

Landlord to provide electrical capacity of up to 20 watts/SF for the Premises. Landlord will furnish and install 2’ x 4’ parabolic light fixtures in the office areas to provide a minimum of 40 foot candles of light and acrylic lensed fixtures in lab areas to provide a minimum of 60 foot candles of light. Bulbs to be cool white in both office and lab areas. The Landlord will provide emergency lighting, an addressable fire alarm system and associated devices as required by applicable codes.

Landlord will furnish and install 1 quad outlet and 1 duplex outlet per office or room as shown on the Plan. Boardroom to contain 7 duplex outlets, 1 ceiling junction box and 1 floor junction box. Large meeting room to contain 7 Wall duplex outlets, 2 floor junction boxes and 1 ceiling junction box.

Landlord will furnish and install outlets or connections as shown on the Plan for Tenant furnished equipment in accordance with the plan and the tenant equipment list.

Landlord will hard wire the Tenant-supplied electric whips for tenant-supplied cubicles.

Landlord to furnish 20 KW of connected standby power via existing generator to equipment outlined on the tenant equipment list.

Landlord will provide alarm point wiring to equipment as outlined on the tenant equipment list. Landlord will install wires from the NAE to the equipment.

Fire Protection:

Landlord will provide a fire protection system as shown on the Plan in accordance with applicable codes.

Lab Casework:

Provided that Tenant has delivered its existing lab casework to the Premises in accordance with an agreed-upon schedule, Landlord will provide power and data cabling to locations specified on the electrical plan and further defined by the location of benches/casework shown on the equipment and furniture plan.

In addition, Landlord to furnish and install the following additional benches for Tenant’s use during the term of the lease:

Systems Lab

Global Industries (Manufacturer)

4 — Wood Benches- 2.5’ x 5.0’ with shelving & single file drawer (no power Strip, no light)

4 - Wood Benches — 2.5 x 5.0’ (no shelving, no file drawer, no power Strip, no light)

Symbiote Ergostat Model

4- Ergostat Gray Benches- with shelving, light, power strip & 3 drawer file

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4- Ergostat Gray benches — with Shelving, light, power strip, no file drawer

Main Lab

New England Lab

20- 72” Cambridge Series Laboratory Tables — Catalog # T100-7230-RR Half of these have task Lights; Drawers — half have 3 drawer cabinets and Half have 2 drawer cabinets; Electrical Strips; P Lam Shelves (2) and ends

7 – 48” Cambridge Series Laboratory Tables — Catalog # T100-4830-RR Half of these have task lights; No drawers; electrical strip; P-Lam Shelves (2)

Other Landlord Work:

Landlord will refurbish the existing loading dock and its canopy which serves the Premises.

Landlord will furnish a bike rack at the exterior of the building for use by Tenant.

Landlord will furnish and install a card access system with 3 exterior locations as shown on the Plan. The card access system will have the capacity for Tenant to add readers at its cost on interior locations.

Landlord will designate 10 parking spaces as Tenant’s visitor parking spaces and will be marked with T2 visitor signs.

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Exhibit 3
Plan

ALCOVE
HAZ WASTE
LAB STORAGE
BOILER ROOM
PH STORAGE
MAIN LAB
GLASS WASH
PCR
HOT LAB
BOARD ROOM
RECEPTION
MEETING ROOM
OFFICE
LUNCH ROOM
WOMENS
MENS
DOCUMENT
VEST.
LOADING
MACHINE SHOP
LAB STOR.
SYSTEMS DEVELOPMENT
OPEN WORK STATIONS
COLLABORATION

Note: All Furniture byTenant, except Landlord supplied lab benches

T2 Biosystems

7.27.2010

King 101 Hartwell Ave. LLC

PERKINS
+ WILL

101 Hartwell Ave.
Lexington, MA 02421

EXHIBIT 3A

EXTERIOR WORK

At its sole cost and expense Landlord shall:

Renovate the existing main entry to the Premises, located on the eastern (front) side of the Building. Said renovation will include the creation of a new glass exterior entry supported by structural steel.

Conduct site work including drainage as required by the Town of Lexington and re-surface and re-stripe the existing parking lots and driveways serving the Property.

Pursuant to the Plan, Landlord shall renovate the exterior loading facilities serving the Premises as follows. Currently, two (2) existing loading doors serve the Premises. Landlord shall refurbish the southern-most loading dock. It will be served by the existing overhead door which will remain in service. Landlord will refurbish the existing canopy over this loading dock.

Landlord shall eliminate the dock leveler associated with the second loading door and make repairs as-needed to the surrounding concrete.

Install one (1) new personnel door with overhead canopy along the western side of the Building per the Plan.

Landlord to remove the existing landscaping adjacent to the eastern side of the Building and replace with new plantings and landscaping.

Will install monument signage identifying the address of the Building and directional signage on the Property.

Install a new fence enclosing the generator and transformer located along the northern side of the Building.

Install exterior site lighting in the rear (western) portion of the parking lot.

Create a common dumpster area with concrete pad and fenced enclosure in the western portion of the Property.

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Room
#/ Eqt			Size (wxdxh)						Currently on
#	Description	QTY	inches	Manufacturer	Volt.	Phase	IIZ	Amps	own circuit	Compressed Air	Vacuum (scfm)	Nitrogen N2	Alarm Point	Cart	Other	Comments
Molecular
1	Freezer -20	1	32x28.5x70.5	Fisher	115V	UA	60	5	N	n/a	n/a	n/a	n/a	N	STBYPW	n/a
2	Refridgerator 2-8c	1	30x33x79	Fisher	115V	UA	60	8.5	Y	n/a	n/a	n/a	n/a	N	STBYPW	n/a
3	Tetrad2	1	18.5x24x8	BioRad	200-240Vac	UA	50-60	20 min	Y	n/a	n/a	n/a	n/a	N	Twist Lock	Fitted w/NEMA L6-20P Plug
4	Light Cycler	1	23x21.5x20.5	Roche	200-240Vac	UA	50-60	UA	Y	n/a	n/a	n/a	n/a	N	n/a	Fitted w/NEMA 6-20P Plug
5	Incubator	1	26.5x24.5x40	Forma	115V	1	50-60	3.6	N	n/a	n/a	n/a	n/a	N	n/a	n/a
6	4ft BSC	1	51x28x89	Forma	120	1	50-60	8	N	n/a	n/a	n/a	n/a	N	n/a	n/a
7	6ft BSC	1		TBD					n/a
8	6ft BSC	1		TBD					n/a

Hot Lab
1	Scintillation Counter	1	53x33x49	Perkin	100-120v	UA	50-60	3	N	n/a	n/a	n/a	n/a	Y	n/a	n/a
2	Gel Dryer	1	19x20x2	Labconco	115V	UA	50-60	13	Y	n/a	n/a	n/a	n/a	N	n/a	Fitted w/NEMA 5-20P
3	Typhoon	1	35.5x31.5xl4.5	GE	125V	UA	50-60	13	Y	n/a	n/a	n/a	n/a	N	n/a	n/a

Chemistry
1	Freezer-80	1	42x37x78	Revco	115V	UA	60	16	Y	n/a	n/a	n/a	Y	N	STBYPW	Fitted w/NEMA 5-20P Plug
2	Freezer -20	1	28.5x34.5x79	Revco	115V	UA	60	13.5	Y	n/a	n/a	n/a	n/a	N	STBYPW	n/a
3	Refridgerator 2-8c	1	32x31x70.5	Fisher	115V	UA	60	5	N	n/a	n/a	n/a	n/a	N	STBYPW	n/a
4	Autoclave	1	23x28x18	Tattnauer	230V	2	50-60	7.8	Y	n/a	n/a	n/a	n/a	N	n/a	Fitted w/NEMA 6-15P
5	Centerfuge	1	28x24x12.5	Beckman	120V	UA	60	12	Y	n/a	n/a	n/a	n/a	N	n/a	Lid opens up to 32’
6	Oven	1	24x23.5x39.5	Thermo	120V	UA	60	11	Y	n/a	n/a	n/a	n/a	N	n/a	n/a
7	Ice Machine	1	24x24x38	Scottsman	100-120v	UA	50-60	UA	N	n/a	n/a	n/a	n/a	N	n/a	Requires Water Connection
8	Easy Pure II	1	12x19x18	Barnstead	100-240V	1	50-60	UA	N	n/a	n/a	n/a	n/a	N	n/a	Requires RO Connection

Assay Development
1	Refridgerator 2-8c	1	32x29x65.5	Kenmore	115V	UA	60	5	N	n/a	n/a	n/a	n/a	n	STBYPW	n/a
2	Freezer -80	1	53x36x79	SoLow	208V	1	60	20	Y	n/a	n/a	n/a	Y	n	STBYPW	Fitted w/NEMA 6-20P Plug
3	Tecan	1	57x33x70	Tecan	100-120	UA	50-60	UA	N	n/a	n/a	n/a	n/a	n	n/a	n/a
4	Landlord supplied water system	1		TBD					n/a
5	High Throughput	1	48x50x83	Epson	208V	UA	60	5	Y	n/a	n/a	n/a	n/a	n	Twist Lock	Fitted w/NEMA L6-20P Plug

Systems Lab
1	High Throughput	1	48x50x83	Epson	208V	UA	60	5	Y	n/a	n/a	n/a	n/a	n	Twist Lock	Fitted w/NEMA L6-20P Plug
2	Humidity Chamber	1	37x52x73	Test Equity	230V	1	60	30	Y	n/a	n/a	n/a	n/a	n	Twist Lock	Fitted w/NEMA L6-30P Plug

Machine Shop
1	CNC	1	49x38x74	Syil	115V	UA	UA	UA	Y	n/a	n/a	n/a	n/a	n	n/a	n/a
2	Lathe	1	78x24x50	Rockwell	UA	UA	UA	20	Y	n/a	n/a	n/a	n/a	n	Twist Lock	Fitted w/NEMA L5-20P
3	Ban Saw	1	24x18x66	Enco	220	1	60	15	Y	n/a	n/a	n/a	n/a	n	n/a	Fitted w/NEMA 6-15P
4	Mill	1	38x30x78	Rockwell	115V	UA	UA	9.5	Y	n/a	n/a	n/a	n/a	n	n/a	n/a

Server Room															STBYPW
1	Server Rack	1	25x40x79	UA	UA	UA	UA	20	Y	n/a	n/a	n/a	n/a	n	Twist Lock	Fitted w/NEMA L5-20P

Kitchen
1	Coffee Machine	1	10x14x13	Kurig	120V	UA	60	11.6	Y	n/a	n/a	n/a	n/a	n	n/a
2	Microwave	1	22.5x17x14	GE	120 VAC	UA	80	8.3	Y	n/a	n/a	n/a	n/a	n	n/a
3	Toaster Oven	1	15x11x10	Classic	No Info	UA	UA	UA	UA	n/a	n/a	n/a	n/a	n	n/a
4	Refridgerator	1	31x32x65.5	Kenmore	115V	UA	60	4.5	N	n/a	n/a	n/a	n/a	n	n/a
5	Water Bubbler	1	12x12x40	Spectrum	115V	1	60	6	N	n/a	n/a	n/a	n/a	n	n/a

Exhaust Fans for Fume hoods on stand by power if possible

** UA=Unavailable

EXHIBIT 4

SITE PLAN

[see attached]

1

EXISTING BUILDING
N/F HARTWELL LEXINGTON LIMITED PARTNERSHIP
HARTWELL PLACE
N/F 55 HARTWELL AVENUE TRUST
N/F HARTWELL AVENUE LLC
EXISTING BUILDING
VISITOR PARKING
HARTWELL AVENUE

SCALE: 1" = 80' DATE: 07/28/10 2010-034-M100	EXHIBIT 4 SITE PLAN	KELLY ENGINEERING GROUP, INC. CIVIL ENGINEERING CONSULTANTS 0 CAMPANELLI DRIVE · BRAINTREE MA · 02184 PHONE: 781 843 4333 FAX: 781 843 0028

EXHIBIT 5

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

< >
[LANDLORD]
IRREVOCABLE STANDBY
LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:	MAXIMUM/AGGREGATE
CREDIT AMOUNT:
< >	USD: $ .
[TENANT]

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                              and     /100 US Dollars ($          .     ) available by your draft(s) drawn on ourselves at sight bearing the clause “Drawn under Irrevocable Standby Letter of Credit Number            ” and indicating the amount to be drawn down and whether payment should be made by wire transfer (including wiring instructions) or by certified check (including mailing address) accompanied by the original of this Letter of Credit and all amendments, if any. The original Letter of Credit and all amendments, if any, shall be returned to you unless fully utilized.

Unless otherwise stated, all correspondence, documents and sight drafts are to be sent via facsimile to (     )        -          with originals to follow by hand delivery with receipted delivery, nationally recognized overnight courier with receipted delivery or certified mail, return receipt requested to our counters at                              <address>. The date of presentment of any draw shall be the date copies of the Letter of Credit and sight draft are faxed by Beneficiary to           <bank>.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

You shall be entitled to assign your interest in this Irrevocable Standby Letter of Credit from time to time to your lender(s) and/or your successors in interest without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

This Letter of Credit shall expire at our office on                   , 20      (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least sixty (60) days prior to such Stated Expiration Date (or any anniversary

1

thereof) we shall send a written notice to you, with a copy to Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110, Attention: Colleen P. Hussey and to the Accountee/Applicant, by hand delivery, nationally recognized overnight courier with receipted delivery or by certified mail (return receipt requested) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period. In the event that this Letter of Credit is not extended for an additional period as provided above, you may draw the entire amount available hereunder.

If at any time prior to presentation of documents for payment hereunder, we receive a notarized certificate signed by one who purports to be a duly authorized representative on your behalf to execute and deliver such certificate, stating that this Letter of Credit has been lost, stolen, damaged or destroyed, we will mail you a “Certified True Copy” of this Letter of Credit, which shall be treated by us as an original.

In order to cancel this Letter of Credit prior to expiration, you must return this original Letter of Credit and any amendments hereto to our counters with a statement signed by you stating that the Letter of Credit is no longer required and is being returned to the issuing bank for cancellation.

We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and condition of this Letter of Credit shall he duly honored upon presentation.

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EXHIBIT 6

TENANT’S HAZARDOUS MATERIALS

[to be provided prior to the Term Commencement Date]

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EXHIBIT 6A

LIST OF ENVIRONMENTAL REPORTS

1.                                 Asbestos and Regulated Materials Survey Report dated May 20, 2010 and prepared by Boston Environmental.

2.                                 Phase I Environmental Site Assessment dated June 17, 2010 and prepared by Boston Environmental.

3.                                 16 page excerpt provided to Landlord by the prior owner of the Property and dated February 13, 1998.

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EXHIBIT 7

RULES AND REGULATIONS

A.            General

1.         Tenant and its employees shall not in any way obstruct the sidewalks, halls, stairways, or exterior vestibules of the Building, and shall use the same only as a means of passage to and from their respective offices. At no time shall Tenants permit its employees, contractors, or other representatives to loiter in Common Areas or elsewhere in and about the Property.

2.         Corridor doors, when not in use, shall be kept closed.

3.         Areas used in common by tenants shall be subject to such regulations as are posted therein.

4.         Any Tenant or vendor sponsored activity or event in the Common Area must be approved and scheduled through Landlord’s representative, which approval shall not be unreasonably withheld.

5.         No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises or Common Areas.

6.         Alcoholic beverages (without Landlord’s prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Common Areas, nor will any person under the influence of the same be permitted in the Common Areas. Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of the Landlord, is under the influence of alcohol or drugs, or shall do any act in violation of the rules and regulations of the Building.

7.         No firearms or other weapons are permitted in the Common Areas.

8.         No fighting or “horseplay” will be tolerated at any time in the Common Areas.

9.         Tenant shall not cause any unnecessary janitorial labor or services in the Common Areas by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10.  Smoking and discarding of smoking materials by Tenant and/or any Tenant Party is permitted only in exterior locations designated by Landlord. Tenant will instruct and notify its employees and visitors of such policy.

11.  Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes

12.  Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees.

13.  Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall cooperate and use best efforts to prevent the same by Tenant’s invitees.

14.  Fire protection and prevention practices implemented by the Landlord from time to time in the Common Areas, including participation in fire drills, must be observed by Tenant at all times.

15.  Except as provided for in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building that are visible from the exterior of the Building unless approved in writing by the Landlord.

16.  The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

17.  Tenant will not interfere with or obstruct any perimeter heating, air conditioning or ventilating units.

18.  Tenant shall utilize Waltham Pest Control Service or such other pest control service approved by Landlord (which approval shall not be unreasonably withheld) to control pests in the Premises.

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Except as included in Landlord’s Services, tenants shall bear the cost and expense of such pest control services.

19.       Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval (other than in connection with the development of electronic equipment which is part of the ordinary operations of the Tenant), or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements of the Building.

20.       Tenants shall not perform improvements or alterations within the Building or their Premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord.

21.       Tenant shall, at its sole cost and expense keep any garbage, trash, rubbish and refuse in vermin- proof containers within the interior of the Premises until removed.

22.       Lab operators who travel outside lab space must abide by the one glove rule and remove lab coats where predetermined.

23.       Chemical lists and MSDS sheets must be readily available at a centralized location of which Landlord has been provided prior notice. In the event of an emergency, first responders will require this information in order to properly evaluate the situation.

24.       Tenant shall provide Landlord, in writing, the names and contact information of two (2) representatives authorized by Tenant to request Landlord services, either billable or non-billable and to act as a liaison for matters related to the Premises.

B.            Access & Security

1.              Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the Property. Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Saturdays, Sundays or legal holidays shall be allowed only to persons with a key/card key to the Building or guests accompanied by such persons. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

2.              Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

3.              Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Tenant shall have access to the Building 24 hours per day, 7 days a week. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

4.              Tenant acknowledges that Property security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Common Areas. Accordingly, Tenant agrees to cooperate and cause its employees, contractors, and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures concerning the Common Areas.

5.              Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas, Tenants and its employees, agents, contractors, invitees and licensees may not enter other areas of the Project (other than the Common Areas) except when accompanied by an escort from the Landlord.

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C.            Shipping/Receiving

1.              Dock areas exterior to the Building shall not be used for storage or staging by Tenant.

2.              In no case shall any truck or trailer be permitted to remain in a loading dock area for more than forty-eight (48) hours.

3.              There shall not be used in any Common Area, either by Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

4.              Lab operators carrying any lab related materials may only travel within the Premises. At no time should any lab materials travel in the Common Areas.

5.              Any dry ice brought into the building must be delivered through the loading dock serving the Premises.

6.              All nitrogen tanks must travel through the loading dock serving the Premises and should never be left unattended outside of the Premises.

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EXHIBIT 8

LANDLORD’S SERVICES

•                      Hot/cold water to restrooms

•                      Electricity for Common Areas

•                      Management services

•                      Grounds maintenance

•                      Emergency Power: Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator for use of all tenants in the Building, including Tenant (the “Back-up Generator”) with twenty (20) kilowatts of electricity allocated for Tenant’s use (Tenant hereby acknowledging that the equipment to be connected to the Back-Up Generator as specified in Exhibit 3 collectively uses thirteen (13) kilowatts of electricity), and (ii) to contract with a third party to maintain the Back-up Generator as per the manufacturer’s standard maintenance guidelines. In the event that Tenant’s equipment connected to the Back-Up Generator uses more than twenty (20) kilowatts of electricity, Tenant shall, upon Landlord’s demand, disconnect from the Back-Up Generator such equipment as may be necessary to reduce Tenant’s use to equal or be less than twenty (20) kilowatts. Upon Tenant’s request, Landlord shall provide Tenant with (a) copies of completed work orders which indicate that standard maintenance has been performed on the Back-up Generator, and (b) a yearly maintenance and refueling schedule. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the Back-up Generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Back-up Generator when the Back-up Generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall provide written notice to Tenant within one (1) day after Landlord learns that the Back-up Generator is not operational, however Landlord shall have no obligation to provide Tenant with an alternative back-up generator or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Back-up Generator will be operational at all times or that emergency power will be available to the Premises when needed. In no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that any emergency generator or back-up power or any replacement thereof fails or does not provide sufficient power. Tenant shall pay Landlord for the cost of any electricity furnished to the Premises or any equipment exclusively serving the same within thirty (30) days after demand therefor.

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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is made as of November 30th, 2011 by and between KING 101 HARTWELL LLC, a Massachusetts limited liability company with an address c/o King Street Properties, 255 Bear Hill Road, Waltham, MA 02451 (“Landlord”), and T2 BIOSYSTEMS, INC., a Delaware corporation with an address of 101 Hartwell Avenue, Lexington, MA 02421 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated August 6, 2010 (the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 20,135 rentable square feet (as more particularly described in the Lease, the “Premises”) of the building located at 101 Hartwell Avenue, Lexington, MA (the “Building”);

WHEREAS, Landlord and Tenant wish to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.              Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.              Emergency Power. Notwithstanding anything to the contrary, effective as of the date hereof, each reference in Exhibit 8 to “twenty (20) kilowatts” is hereby deleted and replaced with “thirty (30) kilowatts”. Additionally, Tenant’s acknowledgement in Exhibit 8 regarding the electricity usage of the equipment to be connected to the Backup Generator shall be revised to reflect that equipment to be connected to the Back-Up Generator collectively uses approximately seventeen (17) kilowatts of electricity.

3.              Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the Lease shall mean the Lease as amended hereby. Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the Premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

4.              Miscellaneous. This First Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. This First Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

[signatures on following page]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE BY AND BETWEEN
KING 101 HARTWELL LLC AND T2 BIOSYSTEMS, INC.]

EXECUTED under seal as of the date first set forth above.

LANDLORD:	KING 101 HARTWELL LLC
	By:			King Berra LLC, its manager
By: King Street Properties Investments LLC, its manager

		By:	/s/ Stephen D. Lynch
			Name:	Stephen D. Lynch
			Title:	Manager

TENANT:	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
		Name:	John McDonough
		Title:	CEO

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SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made as of July 11, 2014 by and between KING 101 HARTWELL LLC, a Massachusetts limited liability company with an address c/o King Street Properties, 255 Bear Hill Road, Waltham, MA 02451 (“Landlord”), and T2 BIOSYSTEMS, INC., a Delaware corporation with an address of 101 Hartwell Avenue, Lexington, MA 02421 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated August 6, 2010, as amended by that certain First Amendment to Lease dated as of November, 2011 (collectively, the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 20,135 rentable square feet (as more particularly described in the Lease, the “Original Space”) of the building located at 101 Hartwell Avenue, Lexington, MA (the “Building”);

WHEREAS, Tenant wishes to lease additional space in the Building consisting of approximately 13,500 rentable square feet (as more particularly shown on the plan attached hereto as Exhibit A, the “Expansion Premises”);

WHEREAS, Landlord is willing to lease the Expansion Premises to Tenant on the terms and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant wish to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.              Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.              Lease of Expansion Premises.

(a)         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a term commencing on the date on which Landlord delivers the Expansion Premises to Tenant free of occupants and personal property and broom clean (such date of delivery the “EP Commencement Date”) and, unless the Lease is earlier terminated or extended in accordance with the terms of the Lease, expiring on the last day of the Term, subject to all of the terms and conditions of the Lease except as expressly set forth in this Second Amendment. Subject to the foregoing delivery condition, Tenant hereby accepts the Expansion Premises in their “AS IS,” “WHERE IS” condition and with all faults on the date hereof, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

(b)         From and after the EP Commencement Date, (i) the “Premises” shall be deemed to mean, collectively, the Original Space and the Expansion Premises (comprising a total of 33,635 rentable square feet) for all purposes of the Lease, as amended hereby, and (ii) the calculation of Tenant’s Share shall be 81.5%.

(c)          Notwithstanding anything to the contrary contained in the Lease, commencing on the date which is two (2) weeks after the EP Commencement Date, Tenant shall pay Base Rent with respect to the Expansion Premises in the amount of Thirty-Nine Thousand Three Hundred Seventy-Five Dollars ($39,375) per month during the Initial Term and otherwise in accordance with the terms of the Lease. Base Rent with respect to the Premises (i.e., the Original Space and the Expansion Premises) for any duly exercised Extension Term shall be determined in accordance with Section 1.2 of the Lease.

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3.              Parking.

(a)              From and after the EP Commencement Date, Landlord shall, subject to and in accordance with the terms of Section 1.4(b) of the Lease, make available 3.0 parking spaces per 1,000 rentable square feet of the Premises for Tenant’s use in the parking areas serving the Building.

(b)              Notwithstanding anything to the contrary contained in the Lease, Landlord shall have the right, upon at least six (6) months’ written notice to Tenant, to temporarily relocate all or any portion of the Parking Spaces in to other parking areas in the vicinity of the Property (Landlord and Tenant hereby agreeing that the parking areas located at 101 Hartwell Avenue, 4 Hartwell Place and/or 91 Hartwell Avenue are acceptable).

(c)               To the extent that any spaces in the parking areas serving the Building are marked as being designated for visitors to the prior tenant of the Expansion Premises, Landlord shall designate such spaces for Tenant’s visitors. All of the spaces designated for Tenant’s visitors are included within the number of Parking Spaces reserved for Tenant pursuant to Section 1.4(b) of the Lease.

4.              Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment other than Cassidy Turley (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

5.              Acknowledgement of Dates. Landlord and Tenant hereby agree that (a) the Term Commencement Date occurred on January 1, 2011; (b) the Rent Commencement Date occurred on January 1, 2011; and (c) the Initial Term is scheduled to expire on December 31, 2015.

6.              Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the “Lease” shall mean the Lease as amended hereby. Additionally, Landlord and Tenant each confirms and ratifies that, as of the date hereof and to its actual knowledge, (a) the Lease is and remains in good standing and in full force and effect, and (b) neither party has any claims, counterclaims, set-offs or defenses against the other party arising out of the Lease or the Premises or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

7.              Miscellaneous. This Second Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

[signatures on following page]

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[SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE BY AND BETWEEN
KING 101 HARTWELL LLC AND T2 BIOSYSTEMS, INC.]

EXECUTED under seal as of the date first set forth above.

LANDLORD:	KING 101 HARTWELL LLC
By: King Berra LLC, its manager
By: King Street Properties Investments LLC, its manager

By:	/s/ Thomas Ragno
Name: Thomas Ragno
Title: Manager

TENANT:	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
Name: John McDonough
Title: Chief Executive Officer and President

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EXHIBIT A

PLAN OF EXPANSION PREMISES

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EXHIBIT A
LEASE PLAN

COMMON AREA
T2

King 101 Hartwell LLC

101 Hartwell Ave.
Lexington, MA 02421